UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2024

Mistras Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34481	22-3341267
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 Clarksville Road
Princeton Junction,	New Jersey	08550
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (609) 716-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Leadership Transition

On December 5, 2024, the Board of Directors (“Board”) of Mistras Group, Inc. (the “Company”), in furtherance of its management succession planning, appointed Natalia Shuman-Fabbri, age 51, as the Company’s President and Chief Executive Officer, effective as of January 1, 2025. In these positions, Ms. Shuman-Fabbri will succeed Manuel N. Stamatakis, who has served as the Company’s interim President and Chief Executive Officer since October 9, 2023. Mr. Stamatakis will continue as the Executive Chairman of the Company and, in this position, will continue to lead the Board and exercise supervisory responsibility over the strategic direction of the Company, oversee, and receive reports from, the new President and Chief Executive Officer, and perform such other duties from time to time that may be assigned to him by the Board.

In connection with the appointment of Ms. Shuman-Fabbri as the Company’s President and Chief Executive Officer, the Board increased the number of directors on the Board from seven to eight, effective as of January 1, 2025, and appointed Ms. Shuman-Fabbri as a director to fill the vacancy effective as of January 1, 2025. Ms. Shuman-Fabbri will serve as a director until the next annual meeting of stockholders of the Company or until her successor is elected and qualified.

From October 2021 until October 2024, Ms. Shuman-Fabbri was an executive at Eurofins Scientific Group (“Eurofins), a global leader in the testing, inspection, and certification (“TIC”) industry. Ms. Shuman-Fabbri served as Executive Vice President - Europe and Asia and as President - Biopharma and AgTech Services at Eurofins, and also served as a member of the Group Operating Council during her tenure at Eurofins. Prior to joining Eurofins, Ms. Shuman-Fabbri served from April 2017 to September 2021 as the Chief Executive Officer of Bureau Veritas - North America, Inc. (“Bureau Veritas”), also a leader in the TIC industry, where she oversaw approximately 7,000 people, 130 branches and laboratories across the US, Canada and Mexico and served on the Company’s executive committee. Prior to joining Bureau Veritas, Ms. Shuman-Fabbri spent over 20 years at Kelly Services, a US-based staffing and HR outsourcing company. At Kelly Services, Ms. Shuman-Fabbri served as a head of international business, overseeing Asia Pacific and EMEA regions and led large accounts operations serving Kelly’s customers. Ms. Shuman-Fabbri’s 20+ year tenure at Kelly included progressive leadership positions in New York, and several international assignments including leading Kelly’s JV with a Japanese staffing company, the largest in North Asia. On behalf of Kelly Services, Ms. Shuman-Fabbri served on the board of directors of the World Employment Confederation (WEC) in Brussels during part of her time at Kelly Services.

Ms. Shuman-Fabbri received a dual MBA from Columbia Business School and London Business School.

There are no family relationships between Ms. Shuman-Fabbri and any director or executive officer of the Company. Except as described in this Form 8-K, there are no arrangements or understandings between Ms. Shuman-Fabbri or any other persons pursuant to which Ms. Shuman-Fabbri was appointed as a director or as President and Chief Executive Officer of the Company. Ms. Shuman-Fabbri has no direct or indirect material interests in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Biographical information for Mr. Stamatakis is set forth in the Company’s 2024 definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on April 4, 2024, and such biographical information is incorporated herein by reference. There are no family relationships between Mr. Stamatakis and any director or executive officer of the Company. Mr. Stamatakis is the former owner and a current executive officer of Capital Management Enterprises, Inc. (“CME”), which provides benefits consulting services to the Company. The Company did not pay any fees to, or accrue any fees to pay to, CME in 2023, or during 2024 through the date of this Current Report on Form 8-K. The compensation received by CME in 2023 and during 2024 through the date of this Current Report on Form 8-K for work related to the Company was paid directly to CME by the third-party benefits providers in the form of normal and customary commissions. Except as described in this Form 8-K, there are no other direct or indirect material interests in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreement with Ms. Shuman-Fabbri

In connection with Ms. Shuman-Fabbri’s hire, the Company and Ms. Shuman-Fabbri entered into an employment agreement on December 5, 2024 (the “Employment Agreement”).

Pursuant to the Employment Agreement, Ms. Shuman-Fabbri will commence employment on January 1, 2025, will have an initial annual base salary of $850,000 and will have a target annual bonus opportunity equal to 100% of her base salary (with actual payout ranging between 0% and 200% of target, depending on actual performance). Ms. Shuman-Fabbri will also be eligible for annual equity awards and, for 2025, the target amount of her equity incentive opportunity will be 200% of her base salary (with the resulting award ranging between 0% and 200% of target, depending on actual performance). The size of subsequent annual equity awards to Ms. Shuman-Fabbri will be determined by the Compensation Committee of the Company’s Board of Directors, in its discretion.

In addition, Ms. Shuman-Fabbri will receive an annual automobile allowance of $15,000, annual reimbursement of her tax preparation expenses up to $7,500, and a one-time relocation bonus of $70,000 to help defray the costs of her relocation to the Princeton, New Jersey area. If Ms. Shuman-Fabbri’s employment ceases on or prior to December 31, 2026, due to a termination by the Company for cause, or a resignation by her without good reason (as those terms are defined in the Employment Agreement), she will be required to repay the relocation bonus to the Company.

The Employment Agreement also provides that if Ms. Shuman-Fabbri’s employment ceases due to a termination by the Company without cause or her resignation with good reason, she will receive the following severance benefits: (i) continuation of her base salary for 24 months; (ii) payment of any earned but unpaid annual incentive award for the preceding calendar year; (iii) a pro rata annual incentive award for the year of her cessation of employment; (iv) accelerated vesting of any performance-based restricted stock units previously earned and scheduled to vest in the 18 month period following her cessation of employment; and (v) COBRA continuation coverage at the Company’s expense for 12 months. However, if such cessation occurs during the 90 days preceding or 12 months following a change in control (as defined in the Company’s Amended and Restated 2016 Long-Term Incentive Plan), then in lieu of the pro-rata annual incentive award referenced in clause (iii) above, she will receive a lump sum payment equal to two times her target annual bonus opportunity. Any severance benefits payable under the Employment Agreement are conditioned on Ms. Shuman-Fabbri’s execution of a release of claims against the Company and its affiliates.

The Employment Agreement also contains customary provisions regarding confidentiality and ownership of intellectual property, an 18-month post-termination non-competition covenant, and a 24-month post-termination non-solicitation covenant.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Indemnification Agreement with Ms. Shuman-Fabbri

In connection with Ms. Shuman-Fabbri’s appointments to the Board and as President and Chief Executive Officer, the Company and Ms. Shuman-Fabbri will enter into an indemnification agreement with the Company in the form attached as Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Compensation of Mr. Stamatakis

In connection with the appointment of Mr. Stamatakis as interim President and Chief Executive Officer of the Company on October 9, 2023, the Company and Mr. Stamatakis entered into a Letter Agreement dated October 29, 2023 (the “Original Agreement”), a copy of which was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 10, 2023. The Company and Mr. Stamatakis are in the process of finalizing

Mr. Stamatakis’ role and compensation as Executive Chairman of the Board commencing January 1, 2025. Upon such finalization, an amendment to this Form 8-K will be filed disclosing the foregoing and attaching, as an exhibit, the amendments to, or replacement of, the Original Agreement.

Item 7.01     Regulation FD Disclosure

On December 5, 2024, the Company issued a press release announcing the matters described in Item 5.02 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included herein that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “outlook,” “project,” “plan,” “position,” “believe,” “intend,” “achievable,” “forecast,” “assume,” “anticipate,” “will,” “continue,” “potential,” “likely,” “should,” “could,” and similar terms and phrases. However, the absence of these words does not mean that the statements are not forward-looking. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we do not undertake any obligation and expressly disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1    Employment Agreement dated December 5, 2024 between the Company and Natalia Shuman-Fabbri
99.1    Press release issued by the Company on December 5, 2024